Exhibit 10.32

MANDATE & CONTRACTORSHIP AGREEMENT (SUI GENERIS)

Between the undersigned:

The company ALTAIRNANO NANOMATERIALS, Inc. a Nevada corporation, with offices at 204 Edison, RENO, NV 89502, USA, hereby represented by Alan Gotcher in his capacity as CEO;

hereinafter referred to as "ALTAIRNANO",

And

Rik DOBBELAERE domiciled at 3071 ERPS-KWERPS, Kammestraat 7, Belgium,

hereinafter referred to as "DOBBELAERE",

IT IS SET FORTH :

Whereas ALTAIRNANO is engaged in the business of nanotechnology and wants to develop its business in Europe. The Board of Directors hereby represented by ...Alan Gotcher in his capacity of CEO wants to nominate DOBBELAERE as President Europe of ALTAIRNANO and to charge him to lead the Division in Europe and therefore delegate specific powers. Simultaneously DOBBELAERE will have to ensure specific obligations with respect to this mandate.

IT HAS BEEN AGREED AS FOLLOWS:

Article 1 - Object

Subject to the terms and conditions of this Agreement, DOBBELAERE undertakes to :

-	Execute the mandate as President Europe Altairnano Inc., reporting to the CEO;

The President Europe is a key member of the senior management team of the Company, and is responsible for the overall leadership & development of the Company's Business in Europe while reporting to the CEO. Key responsibilities include: profitably drive the revenue and operating income of the European Business; develop and maintain the European Business strategic plan, annual plan, and budget; manage & develop collaborative partnerships, distribution channels and acquisition opportunities.

-
Demonstrate excellent leadership: ensure a good European team (as developed), adequately staffed with dedicated and motivated employees. Empower people, encourage initiatives and new ideas, cultivate an environment of mutual trust, honesty and respect, exercise teamwork across businesses & functions;

-	Develop strong relationships with the VP's and global functional leaders in the Company;

-	Ensure the representation of Altairnano Inc in general and conduction business transactions found in Europe on behalf of Altairnano Inc; which implies the right and authority to act on behalf, bind or incur obligations on behalf or in the name of Altairnano Inc. This aforesaid power to represent Altairnano Inc is submitted to the condition respect the governance policies of Altarinano.

Article 2 - Execution in the approved manner

2.1.	DOBBELAERE undertakes to execute the undersigned Agreement in the approved manner, to safeguard ALTAIRNANO's interests and to act loyally and in good faith.

2.2.	DOBBELAERE undertakes to report in writing, on a regular basis, to the CEO and others as designated.

Article 3 - Independence

3.1.	Within the scope of this Agreement DOBBELAERE shall never act under the ALTAIRNANO's authority. DOBBELAERE exercises his activities in his own way and according to his own discretion.

3.2.
All and any documents exchanged, correspondence and negotiations carried on between ALTAIRNANO and DOBBELAERE shall be considered indispensable instruments enabling the parties to perform their tasks in accordance with their engagements. Under no circumstances shall they be construed as evidence for any authority of ALTAIRNAND over DOBBELAERE.

3.3.
DOBBELAERE shall comply with the legal social, fiscal and commercial obligations applicable to self-employed persons (contributions in the field of social security, advance levy on professional income, VAT, Crossroads Bank for Entreprises, ...).

Article 4 - Duration and termination

4.1.	The present Agreement is concluded for an indefinite duration. Each party can terminate the agreement observing a notice period of 3 months by means of a registered letter.

4.2.
Each party is entitled to terminate the present Agreement by law and with immediate effect if the other party should seriously infringe its contractual obligations and fails to correct or to stop this infringement upon receipt of a written reminder in which the defaulting party is requested to correct or to stop the infringement within 10 days as from the receipt thereof.

4.3.	Any notice or termination of the present Agreement shall be effected by means of a registered letter.

Article 5 - Consideration

In consideration of the execution of the Agreement, DOBBELAERE will benefit from a sign-up stock option grant of 100,000 to 150,000 shares (tbd).

During the period of the agreement, ALTAIRNANO may grant from time to time to DOBBELAERE options to purchase common shares and/or issue to the Service Provider common shares.

The Following Condition to be discussed (not yet agreed:)

In case of Change of Control Event (definition as defined in current Altairnano publications) all unvested Equity Awards shall immediately vest unless otherwise requested by DOBBELAERE in writing.

Article 6 - Consequences of termination of the present Contract

6.1.
In the event of termination of the present Agreement in accordance with the above Article 5, MELPAR shall return all and any documents which have been put at his disposal by ALTAIRNANO or with the latter's approval, to ALTAIRNANO within 10 days as from the termination of the present Agreement at the latest.

6.2.	The termination of the present Agreement for whatever reason shall not prejudice the rights acquired by each party.

Article 7 - Divisibility

7.1.
If any part or any clause of the present Agreement is for whatever reason found to be invalid or unenforceable, the remaining parts or clauses shall not be affected by this and shall remain valid and enforceable as if the invalid or unenforceable parts or clauses were not part of the present Agreement.

7.2.	Any such part or clause shall be replaced by a provision which, inasmuch as this is legally possible, comes closest to what the parties aimed at in the part or clause concerned.

Article 8 - Non-transferability,

The present Agreement and the rights and obligations ensuing from it for the ALTAIRNANO and MELPAR are neither directly nor indirectly transferable without the other party's written consent.

Article 9 - Entire agreement

The present Agreement constitute the entire agreement between the parties as regards the subject matter of the present Contract and replace any previous negotiations and agreements. Unless if explicitly otherwise provided in the present Agreement the latter can only be modified or amended by means of a written agreement signed by duly authorized representatives of both parties.

Article 10 - Applicable law and competent court of law

10.1.	The present Agreement shall be governed by and construed according to Belgian law.

10.2.	The courts of Brussels shall have exclusive jurisdiction over any dispute ensuing from the present Agreement between the parties.

Thus drawn up at ... on January 23, 2008 in ..2 copies, of which each party acknowledges having received one (1) original copy.

For ALTAIRNANO	FOR DOBBELAERE

/s/ Alan Gotcher	/s/ signature
Alan Gotcher, CEO

February 11, 2008